                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           AND COMMON SHARE EQUIVALENT
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                        12 Weeks Ended
                                                                          --------------------------------------------
                                                                             Sept. 7, 1996            Sept. 9, 1995
                                                                           -------------------     -------------------
                                                                           Fully                   Fully
                                                                           Diluted     Primary     Diluted     Primary
                                                                           -------     -------     -------     -------



Net income                                                                 $   105.9   $   105.9   $    83.7   $    83.7
                                                                           ---------   ---------   ---------   ---------


Weighted average common shares outstanding                                     218.1       218.1       212.7       212.3
Common share equivalents                                                        22.4        22.2        28.9        28.7
                                                                           ---------   ---------   ---------   ---------
Weighted average common shares and common
   share equivalents                                                           240.5       240.3       241.6       241.0
                                                                           ---------   ---------   ---------   ---------

Earnings per common share and common
   share equivalent                                                        $    0.44   $    0.44   $    0.35   $    0.35
                                                                           ---------   ---------   ---------   ---------


Calculation of common share equivalents:

        Options and warrants to purchase common shares                          33.6        33.6        43.7        44.1
        Common shares assumed purchased with potential
             proceeds                                                          (11.2)      (11.4)      (14.8)      (15.4)
                                                                           ---------   ----------  ----------  ----------
        Common share equivalents                                                22.4        22.2        28.9        28.7
                                                                           ---------   ---------   ---------   ---------


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares                            $   425.5   $   404.7   $   298.1   $   290.4
        Common stock price used under the treasury
             stock method                                                  $   37.87   $   35.35   $   20.19   $   18.92
        Common shares assumed purchased with
             potential proceeds                                                 11.2        11.4        14.8        15.4



        (Continued)

                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                         36 Weeks Ended
                                                                            -------------------------------------------
                                                                              Sept. 7, 1996           Sept. 9, 1995
                                                                            -------------------    --------------------
                                                                             Fully                   Fully
                                                                            Diluted     Primary     Diluted     Primary
                                                                            -------     -------     -------     -------

Net income                                                                 $   309.0   $   309.0   $   214.4   $   214.4
                                                                           ---------   ---------   ---------   ---------


Weighted average common shares outstanding                                     217.0       217.0       212.7       211.4
Common share equivalents                                                        23.1        22.5        29.7        29.7
                                                                           ---------   ---------   ---------   ---------
Weighted average common shares and common
   share equivalents                                                           240.1       239.5       242.4       241.1
                                                                           ---------   ---------   ---------   ---------

Earnings per common share and common
   share equivalent                                                        $    1.29   $    1.29   $    0.88   $    0.89
                                                                           ---------   ---------   ---------   ---------


Calculation of common share equivalents:

        Options and warrants to purchase common shares                          34.6        34.6        44.4        45.7
        Common shares assumed purchased with potential
             proceeds                                                          (11.5)      (12.1)      (14.7)      (16.0)
                                                                           ---------   ---------   ---------   ---------
        Common share equivalents                                                23.1        22.5        29.7        29.7
                                                                           ---------   ---------   ---------   ---------


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares                            $   434.1   $   377.5   $   297.2   $   286.7
        Common stock price used under the treasury
             stock method                                                  $   37.80   $   31.32   $   20.19   $   17.89
        Common shares assumed purchased with
             potential proceeds                                                 11.5        12.1        14.7        16.0

                                       17